UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

Intervoice, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 454-8000

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.

     David Barrie, et al., on Behalf of Themselves and All Others Similarly Situated v. InterVoice-Brite, Inc., et al.; No. 3-01CV1071-D, pending in the United States District Court, Northern District of Texas, Dallas Division:

     Several related class action lawsuits were filed in the United States District Court for the Northern District of Texas on behalf of purchasers of common stock of Intervoice, Inc. (the “Company”) during the period from October 12, 1999 through June 6, 2000 (the “Class Period”). Plaintiffs have filed claims, which were consolidated into one proceeding, under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Securities Exchange Act Rule 10b-5 against the Company as well as certain named current and former officers and directors of the Company on behalf of the alleged class members. In the complaint, Plaintiffs claim that the Company and the named current and former officers and directors issued false and misleading statements during the Class Period concerning the financial condition of the Company, the results of the Company’s merger with Brite Voice Systems, Inc. and the alleged future business projections of the Company. Plaintiffs have asserted that these alleged statements resulted in artificially inflated stock prices.

     The Company believes that it and its officers and directors complied with their obligations under the securities laws, and has vigorously defended the lawsuit. The Company responded to this complaint by filing a motion to dismiss the complaint in the consolidated proceeding. The Company asserted that the complaint lacked the degree of specificity and factual support to meet the pleading standards applicable to federal securities litigation. On this basis, the Company requested that the United States District Court for the Northern District of Texas dismiss the complaint in its entirety. On August 8, 2002, the Court entered an order granting the Company’s motion to dismiss the class action lawsuit. In the order dismissing the lawsuit, the Court granted plaintiffs an opportunity to reinstate the lawsuit by filing an amended complaint.

     Plaintiffs filed an amended complaint on September 23, 2002. On September 15, 2003, the Court granted the Company’s motion to dismiss the amended class action complaint. Unlike the Court’s prior order dismissing the original class action complaint, the order dismissing the amended complaint did not grant Plaintiffs an opportunity to reinstate the lawsuit by filing a new amended complaint. On October 9, 2003, the Plaintiffs filed a notice of appeal to the Fifth Circuit Court of Appeals from the trial court’s order of dismissal entered on September 15, 2003. The Plaintiffs filed their appellant brief on February 20, 2004, and the Company filed its brief in opposition to the Plaintiff’s appeal on May 10, 2004. On June 7, 2004, Plaintiffs filed a response to the Company’s brief. The Company and the Plaintiffs made oral arguments before the Fifth Circuit Court of Appeals on October 6, 2004.

     On January 12, 2005, the Fifth Circuit Court of Appeals issued an opinion in which it affirmed, in part, the district court’s order of dismissal. The court of appeals’ opinion also reverses a limited number of issues in the district court’s proceedings. The Company continues to believe that the Company and its officers and directors complied with the securities laws and will continue to vigorously defend the portion of the case that has been remanded to the district court.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Executive Vice President, General Counsel and Secretary

Date: January 18, 2005